Morgan Stanley Institutional Fund Trust -
Strategic Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:  Embraer Netherlands BV
5.050% due 6/15/2025
Purchase/Trade Date:	  6/8/2015
Offering Price of Shares: $99.682
Total Amount of Offering:  $1,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund: .003
Percentage of Fund's Total Assets: .14
Brokers:  Citigroup Global Markets Inc.,
Morgan Stanley & Co. LLC
Purchased from: Citibank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  Energy Transfer Partners
LP 2.500% due 6/15/2018
Purchase/Trade Date:	  6/18/2015
Offering Price of Shares: $99.946
Total Amount of Offering:  $650,000,000
Amount Purchased by Fund: $75,000
Percentage of Offering Purchased by Fund: .012
Percentage of Fund's Total Assets: .76
Brokers:  Deutsche Bank Securities Inc.,
Mitsubishi UFJ Securities (USA), Inc., Wells
Fargo Securities, LLC, DNB Markets Inc.,
Merrill Lynch, Pierce, Fenner & Smith Inc.,
Barclays Capital Inc., Credit Suisse Securities
(USA) LLC, Goldman, Sachs & Co., J.P.
Morgan Securities LLC, Mizuho Securities
USA Inc., Morgan Stanley & Co. LLC,
SunTrust Robinson Humphrey, Inc., U.S.
Bancorp Investments, Inc., Comerica Securities,
Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC
Purchased from: Deutsche Bank
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:  First Data Corp. 5.375%
due 8/15/2023
Purchase/Trade Date:	 8/5/2015
Offering Price of Shares: $100.00
Total Amount of Offering:  $1,210,000,000
Amount Purchased by Fund: $5,000
Percentage of Offering Purchased by Fund: .000
Percentage of Fund's Total Assets: .05
Brokers:  BofA Merrill Lynch, Citigroup,
Deutsche Bank Securities, Morgan Stanley,
Credit Suisse, HSBC, Mizuho Securities, PNC
Capital Markets LLC, SunTrust Robinson
Humphrey, KKR
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.